Exhibit 99.1
[letterhead of TSB Financial Corporation]
October 10, 2007
* SECOND REQUEST *
Dear Shareholder:
On September 14, 2006 we completed the reorganization of The Scottish Bank into a bank holding company — TSB Financial Corporation (“TSBC”). At that time, each share of the Bank’s common stock that you owned was converted into a share of TSBC common stock, and TSBC became the Bank’s parent company.
On October 12, 2006, we mailed you a package of information explaining that a new stock certificate representing one share of TSBC stock for each Bank share you previously owned had been prepared for you, and we requested that you submit all your current Bank stock certificates to our stock transfer agent, First-Citizens Bank. To date, your share exchange has not been completed. Since this exchange has not been done, your new certificate is being held at First-Citizens Bank.
To receive your new certificate, you must complete the enclosed “Transmittal Letter,” and return it, with all your current Bank stock certificates, to our stock transfer agent, First-Citizens Bank. The Transmittal Letter contains detailed instructions for completing this process. To avoid delays in receiving your new certificate, you should carefully read and follow all those instructions and then complete and submit your Transmittal Letter as soon as possible.
On August 29, 2007, TSBC entered into a merger agreement with SCBT Financial Corporation (“SCBT”). If this merger agreement is approved by TSBC’s shareholders and the other conditions to closing are satisfied, TSBC will merge into SCBT and shares of TSBC common stock will be converted into the right to receive cash, SCBT common stock or a combination of cash and SCBT common stock. Accordingly, the pending merger agreement has increased the need for you to act now to exchange your Bank stock certificates.

If you have any questions about the Transmittal Letter or the delivery of your Bank stock certificates, you may call First Citizens Bank at the telephone number listed in the Transmittal Letter. Or, if you prefer, feel free to call Frances Barts in our offices, at 704-526-3610.
Sincerely,

/s/ Jan H. Hollar

Jan H. Hollar
Executive Vice President and
Chief Financial Officer
Enclosures
* * *
SCBT has filed a registration statement, which includes a preliminary proxy statement/prospectus regarding the proposed merger of TSBC and SCBT, with the Securities and Exchange Commission. TSBC shareholders and other investors are urged to read the registration statement and definitive proxy statement/prospectus when it becomes available, as well as any other relevant documents filed with the SEC (and any amendments or supplements to those documents), because these will contain important information. You will be able to obtain a free copy of the registration statement and the proxy statement/prospectus, as well as the SEC filings that will be incorporated by reference in the proxy statement/prospectus and other filings containing information about SCBT and TSBC, at the SEC’s Internet site (http://www.sec.gov). The documents can also be obtained, without charge, by directing a written request to either SCBT Financial Corporation, Post Office Box 1030, Columbia, South Carolina 29202, Attention: Richard C. Mathis, Executive Vice President and Chief Risk Officer, or TSB Financial Corporation, 1057 Providence Road, Charlotte, North Carolina 28207, Attention: Jan H. Hollar, Chief Financial Officer.
SCBT, TSBC and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of TSBC in connection with the merger. Information about the directors and executive officers of TSBC and their ownership of TSBC common stock is set forth in TSBC’s most recent proxy statement as filed with the SEC, which is available at the SEC’s Internet site (http://www.sec.gov) and at TSBC’s address in the preceding paragraph. Information about the directors and executive officers of SCBT is set forth in SCBT’s most recent proxy statement filed with the SEC and available at the SEC’s Internet site and from SCBT at the address set forth in the preceding paragraph. Additional information regarding the interests of these participants may be obtained by reading the definitive proxy statement/prospectus regarding the proposed transaction when it becomes available.